Exhibit (d.6)

SCHEDULE A

Master Advisory Fee Waiver Agreement

(Amended as of December 7, 2012)

(all percentages are expressed as a percentage of average daily net assets):

Fund	Contractual Advisory Fee	Advisory Fee Waiver	Last Day of Term
iShares MSCI All Country Asia ex Japan Index Fund	0.72%	With respect to each such Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by such Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped Index Fund, Inc.	June 30, 2014
iShares S&P Emerging Markets Infrastructure Index Fund	0.75%	With respect to each such Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by such Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped Index Fund, Inc.	June 30, 2014
iShares S&P National AMT-Free Municipal Bond Fund	0.25%	With respect to each such Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by such Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped Index Fund, Inc.	June 30, 2014
iShares MSCI ACWI Index Fund	0.35%	With respect to each such Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by such Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped Index Fund, Inc.	June 30, 2014
iShares MSCI ACWI ex US Index Fund	0.35%	With respect to each such Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by such Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped Index Fund, Inc.	June 30, 2014

iShares MSCI Emerging Markets Latin America Index Fund	0.68%	With respect to each such Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by such Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped Index Fund, Inc.	December 31, 2014
iShares Core MSCI Total International Stock ETF	0.16%	With respect to each such Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by such Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped Index Fund, Inc.	October 31, 2013

(all percentages are expressed as a percentage of average daily net assets)

Fund	Contractual Advisory Fee	Estimated Underlying Fund Expense	Advisory Fee Cap	Last Day of Term
iShares Morningstar Multi-Asset Income Index Fund	0.25%	0.41%	With respect to the Fund, BFA has contractually agreed to waive a portion of its management fee so as not to exceed a net total expense ratio of 0.60%.	December 31, 2014

(all percentages are expressed as a percentage of average daily net assets)

Fund	Contractual Advisory Fee	Advisory Fee Waiver	Net Advisory Fee After Waiver	Last Day of Term
iShares S&P Conservative Allocation Fund	0.25%	0.14%	0.11%	June 30, 2014
iShares S&P Moderate Allocation Fund	0.25%	0.14%	0.11%	June 30, 2014
iShares S&P Growth Allocation Fund	0.25%	0.14%	0.11%	June 30, 2014
iShares S&P Aggressive Allocation Fund	0.25%	0.14%	0.11%	June 30, 2014
iShares S&P Target Date Retirement Income Index Fund	0.25%	0.14%	0.11%	June 30, 2014
iShares S&P Target Date 2010 Index Fund	0.25%	0.14%	0.11%	June 30, 2014
iShares S&P Target Date 2015 Index Fund	0.25%	0.14%	0.11%	June 30, 2014
iShares S&P Target Date 2020 Index Fund	0.25%	0.14%	0.11%	June 30, 2014
iShares S&P Target Date 2025 Index Fund	0.25%	0.14%	0.11%	June 30, 2014
iShares S&P Target Date 2030 Index Fund	0.25%	0.14%	0.11%	June 30, 2014
iShares S&P Target Date 2035 Index Fund	0.25%	0.14%	0.11%	June 30, 2014
iShares S&P Target Date 2040 Index Fund	0.25%	0.14%	0.11%	June 30, 2014
iShares S&P Target Date 2045 Index Fund	0.25%	0.14%	0.11%	June 30, 2014
iShares S&P Target Date 2050 Index Fund	0.25%	0.14%	0.11%	June 30, 2014
iShares MSCI EAFE Minimum Volatility Index Fund	0.35%	0.15%	0.20%	December 31, 2014
iShares MSCI Emerging Markets Latin America Index Fund	0.68%	0.19%	0.49%	December 31, 2014
iShares Human Rights Index Fund	0.35%	0.16%	0.19%	December 31, 2015
iShares Barclays GNMA Bond Fund	0.25%	0.12%	0.20%	December 31, 2015

[Signature Page to Amended Schedule A of Master Advisory Fee Waiver Agreement]

ISHARES TRUST on behalf of each FUND		BLACKROCK FUND ADVISORS

By:	/s/ Eillen Clavere	By:	/s/ Edward Baer
	Eilleen Clavere		Edward Baer
	Secretary, iShares Trust		Managing Director

		By:	/s/ Michael Latham
Michael Latham
Managing Director

Dated:	December 7, 2012

[Signature Page to Amended Schedule A of Master Advisory Fee Waiver Agreement]